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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to incorporation by reference in the Registration Statements (Form S-3 No. 333-59498) and Registration Statements (Form S-8 Nos.
33-96624, 333-48597, 333-52927 and 333-51884) of our report dated February 25,
2003, with respect to the financial statements of MakeMusic! Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2002.

/s/ Ernst & Young LLP
MINNEAPOLIS, MINNESOTA
March 26, 2003